Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, James H. Bloem, principal financial officer of Humana Inc., state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Humana Inc., and, except as corrected or supplemented in a subsequent covered report:

    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with Humana Inc.'s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
    Annual Report for the fiscal year ended December 31, 2001 on Form 10-K filed with the Commission of Humana Inc.;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Humana Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.

Signature: /s/ James H. Bloem James H. Bloem Date: August 9, 2002	Subscribed and sworn to before me this 9th day of August , 2002. /s/ Julie L. Breeden Notary Public (Seal) My Commission Expires: 10/29/02